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                                                                     Exhibit  21
                         SUBSIDIARIES OF THE REGISTRANT

The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.

                                                       State or Country of
Name of Subsidiary                                        Incorporation
------------------                                        -------------

Apogee Enterprises International, Inc.                       Barbados
Prism Assurance, Ltd.                                        Vermont
W.S.A., Inc.                                                 Minnesota
Harmon, Inc.                                                 Minnesota
Norment Industries, Inc.                                     Delaware
Harmon Contract, Inc. (1)                                    Minnesota
Norshield Corporation                                        Alabama
Harmon Contract Asia, Ltd. (2)                               Minnesota
Harmon Contract Asia Sdn Bhd (3)                             Malaysia
Harmon Contract U.K., Limited (4)                            United Kingdom
Harmon Europe S.A. (5)                                       France
Harmon LTS (6)                                               France
Milco Contracting, Inc. (7)                                  Wisconsin
Viracon, Inc.                                                Minnesota
Viratec Thin Films, Inc. (8)                                 Minnesota
Viratec International, Inc. (9)                              Barbados
Viracon/Curvlite, Inc.                                       Minnesota
Tru Vue, Inc.                                                Illinois
Harmon Glass Company                                         Minnesota
First Call, Inc. (13)                                        Florida
American Management Group (10)                               Maine
Apogee Sales Corporation (10)                                South Dakota
Harmon Glass of Canada Ltd. (10) (13)                        Canada
The Glass Depot, Inc.                                        Minnesota
The Glass Depot of New York, Inc. (11)                       Minnesota
Apogee Wausau Group, Inc.                                    Wisconsin
Dover Glass Co. (12)                                         Maine
Adams Glass Co. (12) (13)                                    Maine
Glass Distributors, Inc. (12) (13)                           Maine
Berlin Glass Co. (12) (13)                                   Maine
Harmon CFEM Facades (UK) Ltd. (14)                           United Kingdom
Harmon/CFEM Facades S.A. (15)                                France
Harmon Facalu S.A. (15)                                      France
Harmon Sitraco S.A. (15)                                     France
Harmon Voisin S.A. (15)                                      France

 (1)  Owned by W.S.A., Inc.
 (2)  Owned by Harmon Contract, Inc.
 (3)  Owned by Harmon Contract Asia, Ltd.
 (4)  99.99% owned by Harmon Contract, Inc. and .01% by Apogee Enterprises, Inc.
 (5)  70% owned by various Apogee entities
 (6)  99.5% owned by Harmon Europe S.A.
 (7)  Owned by Apogee Wausau Group, Inc.
 (8)  Owned by Viracon, Inc.
 (9)  Owned by Viratec Thin Films, Inc.
(10)  Owned by Harmon Glass Company
(11)  Owned by The Glass Depot, Inc.
(12)  Owned by American Management Group
(13)  Inactive
(14)  99.99% owned by Harmon Europe S.A. and .01% by Apogee Enterprises, Inc.
(15)  Owned by Harmon Europe S.A.